UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 5, 2016
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2016, the Board of Directors (the “Board”) of Flex Pharma, Inc., a Delaware corporation (the “Company”), unanimously voted to increase the size of the Board to nine members and to elect Michelle Stacy to the Board, effectively immediately. Ms. Stacy was designated as a Class I member of the Board to serve until the 2016 annual meeting of the Company’s stockholders, or until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

There are no arrangements or understandings between Ms. Stacy and any other person pursuant to which she was elected as a director.  Ms. Stacy will be paid compensation in the same manner as the Company’s other non-employee directors. Information concerning the current cash and equity compensation of the Company’s directors is set forth in the Company’s 2015 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 8, 2016.

In connection with her appointment to the Board, Ms. Stacy has entered into the Company’s standard form of Indemnity Agreement, a copy of which was filed as Exhibit 10.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-201276) filed with the SEC on January 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: March 9, 2016
	By:	/s/ Robert Hadfield
Robert Hadfield
General Counsel and Secretary